Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

SatCon Technology Corporation®

Dave Eisenhaure

Chief Executive Officer

617-897-2400

SATCON TECHNOLOGY REPORTS FY2005 THIRD QUARTER RESULTS

Completes Financing Transaction for $5.8 Million

Boston, MA – August 16, 2005 – SatCon Technology Corporation© (Nasdaq NM: SATC), a developer and manufacturer of power electronics and motors, today reported financial results for its fiscal 2005 third quarter, which ended July 2, 2005.

“Our revenue for the quarter was $8.2 million dollars compared to $8.6 million in 2004,” said David Eisenhaure, SatCon Chairman and Chief Executive Officer.  “However, we have an additional $1.3 million in deferred revenue related to the shipment of a Rotary UPS made during the quarter, and $1.5 million in revenue deferred from Q2 for the EDO program.  Our operating loss for the third quarter was $2.2 million, compared to $0.7 million in 2004. That loss was primarily due to higher costs of manufacturing as we ramp up our support in the Power Systems Division for planned increased production in the Alternative Energy, HEV and Grid Support market sector.”

“Our first nine months of fiscal 2005 showed revenue increasing from $25.0 million to $25.6 million, excluding $2.8 million in deferrals noted above.  The operating loss for the first nine months of fiscal 2005 was $5.6 million, which was an increase over 2004’s operating loss of $2.5 million, primarily due to manufacturing costs, as noted above, and corporate legal and other costs.”

On August 15, 2005, the Company consummated an equity financing transaction with several unrelated accredited investors involving the sale of approximately 4.7 million shares of common stock and warrants to purchase 1.2 million additional shares of common stock. The Company received proceeds from the sale of these shares and warrants equal to approximately $5.8 million less the Company’s expenses relating to the sale. The stated use of proceeds is to expand the Company’s sales and marketing efforts to exploit the opportunity for significant growth within the Solar, Hybrid Electric Vehicles, Wind, Stationary Power and Grid Support sectors. SatCon President and Chief Operating Officer, Millard Firebaugh stated, “The proceeds from this sale of common stock and warrants will allow SatCon to continue aggressive growth in the Alternative Energy, Hybrid-Electric Vehicle and Grid Support markets. These markets are growing at accelerating rates. The Energy Policy Act further reinforces the future market potential. SatCon already has successful products in these markets from which we are experiencing our most rapid growth in product revenue. We are positioning for success with appropriate investment.”

Ardour Capital Investments, LLC has been retained to act as the Company’s financial advisor in connection with these capital raising activities, including introducing potential investors and negotiations regarding pricing and structure of the shares of common stock and warrants issued in the financing transaction.

The shares of common stock and warrants issued in the equity financing transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  However, as part of the transaction, the Company has agreed to use its best efforts to prepare and file a registration statement with the Securities and Exchange Commission to enable the resale of the shares issued and sold in the transaction.

About SatCon Technology Corporation

SatCon Technology Corporation is a developer and manufacturer of electronics and motors for the Alternative Energy, Hybrid-Electric Vehicle, Grid Support, High Reliability Electronics and Advanced Power Technology markets.  For further information, please visit the SatCon website at www.satcon.com.

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation.  There can be no assurance that the company will be successful in achieving any of the objectives that are stated within the release, and such failure to achieve those objectives could have a material, adverse effect on the future of the Company.  Additional information concerning risk factors is contained from time to time in the Company’s SEC filings.  The Company expressly disclaims any obligation to update the information contained in this release.

IR Contact

Chris Bermudez

Aurelius Consulting

www.runonideas.com

407-644-4256

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	July 2, 2005	September 30, 2004
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,513,834	$1,171,152
Restricted cash and cash equivalents	84,000	1,011,900
Accounts receivable, net of allowance of $671,867 and $848,565 at July 2, 2005 and September 30, 2004, respectively	6,470,410	6,274,178
Unbilled contract costs and fees	144,024	447,405
Funded research and development expenses in excess of billings	—	292,111
Inventory	7,591,308	6,184,672
Prepaid expenses and other current assets	1,077,962	687,083
Total current assets	17,881,538	16,068,501
Warrants to purchase common stock	—	7,036
Property and equipment, net	5,156,361	5,913,211
Goodwill, net	704,362	704,362
Intangibles, net	1,998,090	2,391,193
Other long-term assets	523,509	501,634
Total assets	$26,263,860	$25,585,937

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$344,387	$184,177
Accounts payable	3,509,485	3,823,249
Accrued payroll and payroll related expenses	1,490,690	1,449,349
Other accrued expenses	1,849,498	2,412,409
Accrued contract losses	84,779	514,489
Deferred revenue	2,341,004	2,048,442
Accrued restructuring costs	—	495,612
Total current liabilities	9,619,843	10,927,727
Redeemable convertible Series B preferred stock (425 shares issued and outstanding; face value: $5,000 per share; liquidation preference: 100%)	2,125,000	2,125,000
Long-term debt, net of current portion	—	311,178
Other long-term liabilities	512,048	563,372
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value, 50,000,000 shares authorized; 33,407,662 and 28,226,010 shares issued and outstanding at July 2, 2005 and September 30, 2004, respectively	334,078	282,261
Additional paid-in capital	147,588,254	139,208,000
Accumulated deficit	(133,732,614)	(127,659,993)
Accumulated other comprehensive loss	(182,749)	(171,608)
Total stockholders’ equity	14,006,969	11,658,660
Total liabilities and stockholders’ equity	$26,263,860	$25,585,937

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 2, 2005	June 26, 2004	July 2, 2005	June 26, 2004

Revenue:
Product revenue	$6,971,627	$6,840,972	$22,373,422	$19,254,617
Funded research and development and other revenue	1,186,141	1,771,056	3,240,763	5,703,626

Total revenue	$8,157,768	8,612,028	25,614,185	24,958,243

Operating costs and expenses:

Cost of product revenue	6,325,023	5,483,030	20,136,564	15,845,447
Research and development and other revenue expenses:
Funded research and development and other revenue expenses	1,205,756	1,415,758	2,899,449	4,210,900
Unfunded research and development expenses	2,397	4,188	10,901	5,489

Total research and development and other revenue expenses	1,208,153	1,419,946	2,910,350	4,216,389
Selling, general and administrative expenses	2,723,064	2,248,449	8,044,945	7,055,127
Restructuring costs	—	—	(255,612)	—
Amortization of intangibles	111,671	111,671	335,013	335,014

Total operating costs and expenses	10,367,911	9,263,096	31,171,260	27,451,977

Operating loss	(2,210,143)	(651,068)	(5,557,075)	(2,493,734)
Net unrealized loss on warrants to purchase common stock	—	(77,200)	(7,036)	(80,766)
Net unrealized gain on Series B warrants	—	—	—	35,442
Other income/(expense)	(22,867)	2,479	(152,289)	2,479
Interest income	16,392	2,545	27,497	9,069
Interest expense	(57,283)	(71,865)	(383,718)	(6,831,712)
Net loss	$(2,273,901)	$(795,109)	$(6,072,621)	$(9,359,222)

Net loss per weighted average share, basic and diluted	$(0.07)	$(0.03)	$(0.19)	$(0.35)

Weighted average number of common shares, basic and diluted	33,364,094	28,078,113	31,909,163	26,378,830